Exhibit 10.1

SECONDARY STOCK PURCHASE AGREEMENT AND RELEASE

This Secondary Stock Purchase Agreement and Release (this “Agreement”) is made and entered into as of October 03, 2022 (the “Effective Date”) among Phytotherapeutix Holdings Ltd., a United Kingdom entity (“Phyto”), Equipped4 Holdings Limited, a United Kingdom entity (“Equipped”), TPR Global Limited, a United Kingdom entity (“TPR”) (Phyto, Equipped and TPR, each, a “Seller” and collectively, the “Sellers”), Bright Green Corporation, a Delaware corporation (the “Buyer”) and Alterola Biotech Inc., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, each Seller is the holder of shares of Common Stock (the “Subject Stock”) of the Company; and

WHEREAS, each Seller desires to sell and the Buyer desires to purchase the applicable Transferred Shares (as defined below) from each Seller upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual agreements contained in this Agreement, and intending to be legally bound by the terms and conditions of this Agreement, the parties agree as follows:

1. Sale and Purchase of Shares.

1.1 At the Closing (as defined below) and subject to the terms and conditions of this Agreement, the Buyer hereby agrees to purchase from each Seller, and each Seller agrees to transfer, sell and deliver to the Buyer, all of the Seller’s right, title and interest in and to the number, class and series of issued and outstanding shares of Subject Stock set forth as such Seller’s “Transferred Shares” on Schedule 1 to this Agreement for the applicable purchase price set forth for such Seller’s shares on Schedule 1 to this Agreement (the “Purchase Price”) pursuant to the payment schedule set forth on Schedule 1 (the “Payment Schedule”), provided that delivery of all of the Transferred Shares to the Buyer shall occur on the Closing. “Transferred Shares” means all shares of Subject Stock of the Company sold to Buyer at the Closing pursuant to this Section 1.1.

1.2 Each Seller agrees to, immediately following receipt of each installment payment of the Purchase Price pursuant to the Payment Schedule, loan to the Company the proceeds such Seller received from the foregoing sale of its Transferred Shares pursuant to the Form of Loan Agreement attached hereto as Exhibit A. The Company agrees that it shall use such loan proceeds for the purposes of developing and perfecting its rights to its intellectual property, including paying staff and related operational requirements, and agrees that time is of the essence for such development and perfection.

2. The Closing.

2.1 The sale and purchase of the Transferred Shares shall take place on the Effective Date remotely via the exchange of documents, electronically or otherwise (the “Closing”).

2.2 Deliveries and Conditions. Upon the Closing,

(a) Each Seller shall deliver to the Company an Assignment Separate from Certificate in substantially the form attached hereto as Exhibit B, executed by such Seller in favor of the Buyer for the applicable Transferred Shares;

(b) Each Seller shall (A) instruct the Company to cancel the Original Stock Certificate(s) (if any) representing the applicable Transferred Shares and to issue a notice of stock account evidencing the applicable Transferred Shares being purchased by the Buyer (the “Buyer Stock Account Notice”), and (B) deliver to the Buyer a counterpart signature page to this Agreement executed by such Seller;

(c) Each Seller shall instruct the Company to (A) deliver to the Buyer the Buyer Stock Account Notice representing the number of Transferred Shares purchased by the Buyer, (B) if applicable, deliver to such Seller an updated notice of stock account for the balance of shares of Subject Stock remaining after the transfer of the applicable Transferred Shares, and (C) register in its books and records the number of the Transferred Shares sold and transferred by such Seller hereunder and the number of Transferred Shares acquired by the Buyer hereunder;

(d) the Buyer shall deliver to each Seller a counterpart signature page to this Agreement executed by the Buyer;

(e) the Sellers and the Buyer shall deliver to the Company their executed copy of this Agreement, which delivery shall be deemed instructions to act as provided herein;

(f) the Buyer shall pay the applicable portion of the Purchase Price pursuant to the Payment Schedule for each Seller’s Transferred Shares to such Seller by wire transfer of immediately available funds to such Seller’s designated account upon the Buyer’s confirmation of receipt of the Buyer Stock Account Notice;

(g) the Buyer shall have received a properly executed statement, issued by the Company pursuant to Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) dated no more than thirty (30) days prior to the Closing and signed by an officer of the Company, and in form and substance reasonably satisfactory to the Buyer, certifying that interests in the Company do not constitute “United States real property interests” under Section 897(c) of the Internal Revenue Code of 1986, as amended, and the Company shall have provided notice to the IRS in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2);

(h) the Sellers and the Buyer shall each execute the Voting Agreement in the form of Exhibit C hereto.

3. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers and the Company as of the Effective Date that:

3.1 Authorization. The Buyer has full power and authority to enter into and perform its obligations under this Agreement, and this Agreement, when executed and delivered by the Buyer, shall constitute valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in a violation of, or default under, any instrument, judgment, order, writ, decree or contract applicable to the Buyer.

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3.2 Purchase for Own Account for Investment. The Buyer is purchasing the Transferred Shares for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Transferred Shares within the meaning of the Securities Act of 1933, as amended (the “1933 Act”).

3.3 Understanding of Risks. The Buyer or its registered investment advisor is fully aware of: (a) the speculative nature of the Transferred Shares, (b) the lack of liquidity of the Transferred Shares and the restrictions on transferability of the Transferred Shares, and (c) the tax consequences of acquiring the Transferred Shares. The Buyer acknowledges that the Purchase Price represents a negotiated price and may not reflect the fair market value of the Transferred Shares.

3.4 Accredited Investor. The Buyer is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933 (the “1933 Act”).

3.5 No General Solicitation or General Advertising. At no time was the Buyer presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television, internet or other form of “general advertising” or “general solicitation” within the meaning of Rule 502(c) under the 1933 Act in connection with the Transferred Shares.

3.6 Compliance with Securities Laws. The Buyer understands and acknowledges that, in reliance upon the representations and warranties made by the Seller and the Buyer herein and the bona fide nature of the Buyer’s investment intent, the offer and sale of the Transferred Shares are not being registered with the Securities and Exchange Commission (“SEC”) under the 1933 Act, but instead are being transferred under an exemption from the registration requirements of the 1933 Act.

3.7 Restricted Securities. The Buyer understands that the Transferred Shares are “restricted securities” under applicable U.S. federal and state laws and that, pursuant to these laws, the Buyer must hold the Transferred Shares indefinitely unless they are registered with the SEC and qualified by state authorities or an exemption from such registration and qualification requirements is available. The Buyer further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including the time and manner of sale, the holding period for the Transferred Shares, requirements relating to the Company which are outside of the Buyer’s control, and which the Company is under no obligation and may not be able to satisfy.

4. Representations and Warranties of Sellers. Each Seller represents and warrants to the Buyer and the Company, as of the Effective Date, acknowledging that the Buyer is relying on such Seller’s representations and warranties in entering into this Agreement and consummating the transactions contemplated hereunder, as follows:

4.1 Authorization. The Seller has all necessary power and authority to enter into and perform its obligations under this Agreement and to transfer the applicable Transferred Shares under this Agreement, and this Agreement, when executed and delivered by the Seller, shall constitute valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in a violation of, or default under, any instrument, judgment, order, writ, decree or contract applicable to the Seller, or an event that results in the creation of any lien, charge or encumbrance upon the applicable Transferred Shares.

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4.2 Transfer for Own Account. The Seller is selling the applicable Transferred Shares for the Seller’s own account only to the Buyer in a private sale and not with a view to, or for sale in connection with, a distribution of the applicable Transferred Shares within the meaning of the 1933 Act.

4.3 No General Solicitation or General Advertising. At no time was the Buyer presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television, internet or other form of “general advertising” or “general solicitation” within the meaning of Rule 502(c) under the 1933 Act in connection with the Transferred Shares.

4.4 No Broker-Dealer. The Seller has not effected this transfer of shares by or through a broker-dealer in any public offering. The Seller agrees to indemnify and hold harmless the other parties to this Agreement from and against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage, commission or finder’s fee alleged to be payable because of any act, omission or statement of the indemnifying party.

4.5 Seller Tax Obligations. The Seller shall be solely responsible for paying any and all taxes and any related penalties, fines and interest arising out of or related to the sale of the Transferred Shares contemplated hereby, including any capital gains and/or income taxes arising from the sale of the Transferred Shares to the Buyer. The Seller acknowledges that the sale of the Transferred Shares (and, if applicable, any exercise of options or warrants to acquire any Transferred Shares) may have immediate tax consequences. Furthermore, the Seller agrees to indemnify and hold harmless the other parties to this Agreement from and against any loss, liability, damage, cost, claim or expense incurred by such other parties by reason of any and all taxes of the Seller (including any withholding obligation) arising from the sale of the Transferred Shares to the Buyer.

4.6 Title to Shares. Immediately prior to the Closing, the Seller is (i) the owner, beneficial and of record, of the total number of shares of Subject Stock set forth in Schedule 1 for such Seller, and (ii) the owner, beneficial and of record, of all the Transferred Shares to be sold by the Seller, and has valid marketable title to the Transferred Shares to be transferred to the Buyer under this Agreement, free and clear of any pledge, lien, security interest, encumbrance, options, claim, charge or restrictions. At the Closing, the Seller’s entire right, title and interest in and to the Transferred Shares shall be conveyed to the Buyer as set forth herein. The Seller has the right and authority to sell lawfully the Transferred Shares to the Buyer pursuant to this Agreement and without any third party consent, except such consents as have been obtained prior to the Closing or pursuant to this Agreement, and true and complete copies of which have been provided to counsel to the Buyer.

4.7 Representation by Counsel. The Seller has been represented by its own counsel in connection with the transfer of the applicable Transferred Shares or has knowingly chosen not to consult such counsel and understands the tax and accounting consequences associated with the sale of the applicable Transferred Shares. The Seller acknowledges and agrees that it is not relying on any tax, accounting or other advice from the Buyer, the Company or their respective counsel with respect to the Transferred Shares.

4.8 Company Information. The Seller has sufficient information about the Company to reach an informed and knowledgeable decision to sell the Transferred Shares and conducted its own analysis and its own due diligence with respect to the transaction, and has conducted such analysis to whatever extent it considers appropriate to form a basis for its decision to sell the Transferred Shares. The Seller acknowledges and agrees that the Purchase Price represents a negotiated price and may not reflect the fair market value of the Transferred Shares and that neither the Company nor the Buyer has made any representation with regard to the fair market value of the Transferred Shares and that the Seller is not relying upon the Company or the Buyer for any tax, investment or other advice. The Seller freely accepts the risk inherent in its decision to sell the Transferred Shares.

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4.9 No Continuing Rights. The Seller understands, acknowledges and agrees that the Seller shall have no rights with respect to the Transferred Shares, as a stockholder of the Company or otherwise, with respect to any future sale, acquisition, merger, liquidation, dissolution or other corporate event regarding the Company or its assets, or any public offering, tender offer or other offer to purchase any of the Company’s shares of capital stock, whether by the Buyer or any other person or entity. The Seller further acknowledges that the value attributed to the Transferred Shares or comparable shares of capital stock in any such transaction may be substantially greater than the Purchase Price.

5. Public Announcements. Except as required by any applicable law or regulatory requirement (including the United States securities laws), no public announcement shall be made by any Person with regard to the transactions contemplated by this Agreement without the prior written consent of Buyer. Buyer and the Company shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby.

6. Acknowledgments; No Reliance. Each Seller acknowledges and agrees that neither the Company, nor any of its stockholders (including such Seller), officers, directors, employees or agents have (i) acted as an agent, finder or broker for the Seller or its respective agents with respect to the offer, purchase or sale of the Transferred Shares or (ii) at any time had any duty to such Seller or their respective agents to disclose any information relating to the Company, its business, or financial condition or relating to any other matters in connection with the offer, purchase or sale of the Transferred Shares. In making the decision to sell the Transferred Shares, such Seller is relying solely on the representations and warranties of the Buyer set forth in this Agreement (and not on any information provided by the Company or its agents).

7. Representations and Warranties of Company. Company represents and warrants to the Buyer, as of the Effective Date, acknowledging that the Buyer is relying on Company’s representations and warranties in entering into this Agreement and consummating the transactions contemplated hereunder, as follows:

7.1 Transferred Shares. The Transferred Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by each Seller as set forth in Schedule 1 hereto, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (“Encumbrances”). Upon consummation of the transactions contemplated by this Agreement, Buyer shall own the Transferred Shares, free and clear of all Encumbrances. The execution, delivery and performance by each Seller of this Agreement do not conflict with, violate or result in the breach of, or create any Encumbrance on the Transferred Shares pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which Seller is a party or is subject or by which the Transferred Shares are bound. No governmental, administrative or other third party consents or approvals are required by or with respect to Company or any Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

7.2 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has full corporate power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

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7.3 Authority. The Company has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by Company of this Agreement, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement constitutes legal, valid, and binding obligations of the Company enforceable against the Company.

7.4 Capitalization. The authorized shares of the Company consist of 2,000,000,000 shares of common stock, $0.001 par value, of which 807,047,948 shares are issued and outstanding. In accordance with Section 10 of this Agreement, the Buyer’s proportional ownership of the Company’s voting capital stock shall not be decreased or diluted for the term outlined therein. There are no outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, profit participation, or other rights, agreements, or commitments relating to the shares of stock of the Company or obligating the Company to issue or sell any shares of stock of, or any other interest in, the Company. Except for the Voting Agreement to be entered into pursuant to this Agreement, there are no voting trusts, shareholder agreements, proxies, or other agreements in effect with respect to the voting or transfer of any of the Transferred Shares.

7.5 Compliance with Laws; Permits.

(a) The Company has complied, and is now complying, with all statutes, laws, ordinances, regulations, rules, codes, treaties or other requirements of any Governmental Authority (collectively, “Law”) applicable to it or its business, properties, or assets.

(b) All permits, licenses, franchises, approvals, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from governmental authorities (collectively, “Permits”) that are required for the Company to conduct its business have been obtained and are valid and in full force and effect. No event has occurred that would reasonably be expected to result in the revocation or lapse of any such Permit.

(c) The execution, delivery, and performance by Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (a) violate or conflict with any provision of the articles of incorporation, bylaws, or other governing documents of Seller or the Company; (b) violate or conflict with any provision of any Laws or any order, writ, judgment, injunction, decree, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to the Company; (c) require the consent, notice, or filing with or other action by any Person or require any Permit, license, or Governmental Order; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, or modify any contract, lease, deed, mortgage, license, instrument, note, indenture, joint venture, or any other agreement, commitment, or legally binding arrangement, whether written or oral (collectively, “Contracts”), to which the Company is a party or by which the Company is bound or to which any of their respective properties and assets are subject; or (e) result in the creation or imposition of any Encumbrance on any properties or assets of the Company.

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7.6 Applicable Laws.

(a) There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (collectively, “Actions”) pending or threatened against or by the Company: (i) relating to or affecting the Company or any of the Company’s properties or assets; or (ii) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) There are no outstanding, and the Company is in compliance with all, Governmental Orders against, relating to, or affecting the Company or any of its properties or assets.

8. Seller Releases of Company.

8.1 General Releases. Each Seller, on behalf of itself, its spouse or domestic partner, if any, its affiliates, and, if applicable, its heirs, successors, beneficiaries and assigns and others who may claim through them, hereby waive and release and promise never to assert any claims or causes of action, whether or not now known, against the Company, the Buyer or any of their respective predecessors, successors, or past or present subsidiaries, parents, officers, directors, stockholders, agents, partners, members, managers, employees, assigns, attorneys and advisors and any affiliates thereof (the “Released Parties”) from any and all actions, suits, claims, demands, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, promises, judgments, liabilities or obligations of any kind whatsoever in law or equity and causes of action of every kind and nature, or otherwise (including claims for damages, costs, expenses, and attorneys’, brokers’ and accountants’ fees and expenses) arising out of or related to events, facts, conditions or circumstances existing or arising on or prior to the Closing in connection with the Transferred Shares (collectively, “Claims”), which the Seller can, shall or may have against the Released Parties, whether known or unknown, suspected or unsuspected, unanticipated as well as anticipated and that now exist or may hereafter accrue (other than with respect to an inaccuracy in or breach, violation or nonobservance of the representations, warranties, covenants or other agreements made by such parties under this Agreement) including any Claims with respect to the valuation of the Transferred Shares, the transactions contemplated by this Agreement, the Seller Excluded Information or the Buyer Excluded Information; provided, however, that this Section 8 does not apply to a claim by the Buyer against a Seller or by a Seller against the Buyer for breach of this Agreement.

8.2 Agreement to Indemnify. Each Seller agrees to indemnify, defend and hold the Released Parties harmless from and against any and all Claims arising out of or related to (i) the Transferred Shares being sold to the Buyer, including any such claims related to the valuation thereof, or (ii) any inaccuracy in or breach, violation or nonobservance of the representations, warranties, covenants or other agreements made by such Seller herein. Each Seller also agrees not to sue or otherwise participate in any action against any of the Released Parties based on any Claims.

9. Company Consent. The Company hereby consents to the transfers by the Sellers to the Buyer of the Transferred Shares and also represents that it has obtained all necessary consents, waivers and authorizations of the Company, its Board of Directors and stockholders under the Company’s Articles of Incorporation and Bylaws, each as amended and in effect on and as of the Effective Date, and under any and all agreements or instruments of, between or among the Company and any of its stockholders, all as amended and in effect on and as of the Effective Date.

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10. Restriction of Future Issuances by Company. From the date of this Agreement until the eight-month anniversary of the Closing, the Company shall not issue any securities (including convertible securities) in a private or public offering or in any other way without the Buyer’s prior written consent, which shall not be unreasonably withheld by Buyer, provided that: (i) in no event shall Buyer’s proportional ownership of the Company’s voting capital stock be decreased or diluted from the date of this Agreement until the eight-month anniversary of the Closing; and (ii) in no event shall the sum of Buyer’s shares and Sellers’ Remaining Shares together represent less than 51% of the voting power of the Company from the date of this Agreement until the eight-month anniversary of the Closing.

11. Transfer Restrictions for Sellers’ Remaining Shares. From the date of this Agreement until the eight-month anniversary of the Closing, each Seller agrees that such shares of Subject Stock that are not Transferred Shares (the “Remaining Shares”) shall be subject to the transfer restrictions set forth in the Voting Agreement. Each Seller agrees that the voting rights for the Remaining Shares shall be governed by the terms of the Voting Agreement.

12. General Provisions.

12.1 Successors and Assigns; Assignment; Survival and Limitation of Liability. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the Closing.

12.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to that body of laws pertaining to conflict of laws which would result in the applicability of the law of any other state.

12.3 Choice of Forum. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York in each case located in the City of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

12.4 Further Assurances. The parties shall use their respective best efforts to consummate the transactions contemplated hereby. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

12.5 Specific Enforcement. Notwithstanding anything to the contrary set forth herein, it is agreed and understood that monetary damages would not adequately compensate an injured party hereto for the breach of this Agreement by any other party hereto, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

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12.6 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

12.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including portable document format (“PDF”) or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

12.8 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

12.9 Titles and Subtitles; Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. Where the context requires, the use of a pronoun of one gender or the neuter is to be deemed to include a pronoun of the appropriate gender. The words “include,” “includes,” “including”, “such as”, “for example” and words or phrases of similar intent shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation” or words of similar effect, and the word “or” shall not be determined to be exclusive, in each case, unless the context otherwise requires.

12.10 Notices. All notices and other communications given or made pursuant to this Agreement must be in writing and will be deemed to have been given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on the respective signature page hereto or to such email address or address as subsequently modified by written notice given in accordance with this Subsection. If notice is given to Buyer, a copy (which shall not constitute notice to Buyer) shall also be sent to Dentons US LLP, counsel for the Company, 1221 Avenue of the Americas, New York, NY 10020-1089, Attn: Eric Berlin (eric.berlin@dentons.com) and Walter Van Dorn (walter.vandorn@dentons.com). For electronic mail notice to be effective, an electronic mail address must be provided for notice purposes and the electronic mail must be confirmed as received personally by the recipient by non-automated response electronic mail or the sender must dispatch a copy of the notice within one business day thereafter overnight courier in accordance with clause (d).

12.11 Amendment and Waivers. This Agreement may be amended only by a written agreement of the Buyer, the Company and the Sellers. No amendment, waiver, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

[Remainder of Page Left Blank Intentionally – Signature Follows]

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IN WITNESS WHEREOF, the parties have executed this Secondary Stock Purchase Agreement and Release as of the date first above written.

BUYER:

BRIGHT GREEN CORPORATION

/s/ Terry Rafih
Name:	Terry Rafih
Title:	Chairman &CEO

Address:

Email Address:	Trafih@brightgreen.us

IN WITNESS WHEREOF, the parties have executed this Secondary Stock Purchase Agreement and Release as of the date first above written.

SELLERS:

PHYTO

By:	/s/ Colin Stott
Name:	Colin Stott
Title:	Chief Executive Officer Phytotherapeutix Holdings Ltd
Address:	Bretton House Bell Meadow Business Park Park Lane, Pulford Chester, CH4 9EP, UK
Email Address:	cstott@phytptherapeutix.com

EQUIPPED

By:	/s/ Mr Dominic Schiller
Name:	Mr Dominic Schiller
Title:	Director
Address:	106 Birkenhead Road Meols Wirral UK
Email Address:	ds@equipped4.com

TPR

By:	/s/ Timothy Paul Rogers
Name:	Timothy Paul Rogers
Title:	Executive Chairman
Address:	Bell Meadow Business Park, Bretton House, Chester CH4 9EP
Email Address:	Tim.rogers29@me.com

IN WITNESS WHEREOF, the parties have executed this Secondary Stock Purchase Agreement and Release as of the date first above written.

COMPANY:

ALTEROLA BIOTECH INC.

By:	/s/ Timothy Rogers
Name:	Timothy Rogers
Title:	Executive Chairman
Address:	47 Hamilton Square Birkenhead, Merseyside CH41 5AR United Kingdom
Email Address:	tr@alterolabio.com

SCHEDULE 1

Name of Seller	Class of Subject Stock	Total Number of Shares of Subject Stock Owned	Number of Transferred Shares Sold to Buyer Pursuant to this Agreement	Purchase Price (USD)
Phytotherapeutix Holdings Ltd.	Common Stock	180,000,000	67,253,994	$1,333,333
Equipped4 Holdings Limited	Common Stock	180,000,000	67,253,994	$1,333,333
TPR Global Limited	Common Stock	180,000,000	67,253,994	$1,333,333

Payment Schedule

Payment Date	Payment Amount (USD)	Allocation of Payment Amount for Each Seller
Closing	$2,350,000.00	$783.333.33
Within 60 days following the Closing	$1,000,000.00	$333,333.33
Within 90 days following the Closing	$650,000.00	$216,666.67

EXHIBIT A

LOAN AGREEMENT

FORM OF LOAN AGREEMENT

THIS LOAN AGREEMENT is made on {                } by and between:

(1)	Alterola Biotech Inc., a corporation organized and existing under the laws of Nevada having its corporate seat in 47 Hamilton Square, Birkenhead, Merseyside CH41 5AR (hereinafter referred to as the “Borrower”);

and

(2)	[name of company], a [type of company] organized and existing under the laws of United Kingdom having its corporate seat in [registered address of the company head office] and registered under number [trade register number] (hereinafter referred to as the “Lender”)

(Borrower and Lender are hereinafter jointly referred to as “Parties” and each one individually as “Party”).

WHEREAS:

(A)	The Borrower conducts a business in the field of Pharmaceutical Development.

(B)	The Borrower is in need of funding in order to finance its business and the Lender is willing to provide the Borrower with a loan subject to the terms and conditions laid down by this agreement (hereinafter referred to as the “Agreement”).

(C)	This Agreement is one of a series of loan agreements entered or to be entered into by the Borrower with lenders with identical terms and in the same form as set forth herein, except that the loan amount and date of issuance may differ.

THE PARTIES HAVE AGREED AS FOLLOWS:

1.	DEFINITIONS

1.1.	Unless otherwise stated or defined, the following terms shall have the following meaning for the purposes of this Agreement:

$	means United States Dollars being the lawful currency of the United States of America;

Event of Default:	the following situations shall result in an event of default:

if the Borrower fails to properly or timely perform one or more of its obligations pursuant to this Agreement vis- à-vis the Lender and – following being summoned and given a term of at least 7 days to remedy such failure – has not remedied such failure;

if the Borrower is declared bankrupt, files a petition for the suspension of payment, files for its own bankruptcy or is subject to other insolvency proceedings; or in the event an attachment is levied on (which is not withdrawn within 20 days of it being imposed) or the transfer of a – at the sole determination of the Lender – material part of the assets of the Borrower.

Lender Majority:	one or more lenders that alone or together represent the majority of the outstanding loan amounts of all Loan Agreements at the time the majority is formed;

Loan Agreements:	the loan agreements entered or to be entered into by the Borrower with lenders with identical terms and in the same form as set forth herein, except that the loan amount and date of issuance may differ;

Maturity Date:	the date eight (8) months following the date of signing of the Secondary Stock Purchase Agreement and Release entered into between the Borrower, Lender and Bright Green Corporation dated 03 October 2022;

Qualified Financing:

issue of Shares of the Borrower, against payment of an amount of at least $4,000,000, in one or more installments, or issue of convertible securities of Borrower convertible into Shares, against payment of an amount of at least $4,000,000, in one or more installments; or sale or acquisition or change in control of the Borrower

Shares:	shares of capital stock of the Borrower.

Exh. A-2

2.	THE LOAN

2.1.	The Lender hereby agrees to grant the Borrower a loan in the amount of [INSTALLMENT PROCEED AMOUNT] US Dollars ($[INSTALLMENT PROCEED AMOUNT]). The Borrower may draw down funds up to and including $[INSTALLMENT PROCEED AMOUNT] (hereinafter referred to as the “Loan”) on a scheduled basis as required by the Borrower. Such drawdown shall be subject to receipt of funds in accordance with the schedule of payment as outlined in the Secondary Stock Purchase Agreement and Release between the Borrower, Lender and Bright Green Corporation.

2.2.	The Lender shall make Loan monies available to the Borrower within five business (5) days after the signing of this Agreement by payment into the Borrower’s bank account as specified for that purpose by the Borrower.

3.	INTEREST

3.1.	Interest shall be due on the outstanding sum of the principal amount and interest accrued thereon at a rate of 0.75% per annum.

3.2.	The interest shall accrue on a monthly basis as per the date of signing of this Agreement and shall be calculated on the basis of the actual number of days elapsed and a year of 365 days.

3.3.	Interest shall only become due upon repayment of the Loan.

4.	REPAYMENT

The Loan is repayable in full together with all interest outstanding on the earlier of: (a) the occurrence of a Qualified Financing, which exceeds an amount of Four Million US Dollars ($4,000,000) PROVIDED THAT (i) the Lender requests such repayment by notice to the Borrower within 20 Business Days of such occurrence and (ii) such repayment would not constitute a threat to the financial health of the Borrower in a way that it would trigger an Event of Default; (b) the Maturity Date; and (c) the occurrence of an Event of Default.

5.	WARRANTIES

5.1.	In connection with the transactions provided for under this Agreement, the Borrower hereby represents and warrants to the Lender that:

5.1.1.	The Borrower is a corporation duly organized and validly existing under the laws of Nevada and having all requisite corporate power and authority to carry out its business as now conducted;

5.1.2.	all corporate actions have been taken on the part of the Borrower, its directors and shareholders, which are necessary for the authorization, execution and issuance of this Loan, which shall constitute a valid and legally binding obligation on the side of the Borrower and therefore enforceable against the latter in accordance with its terms;

Exh. A-3

5.1.3.	the Borrower has provided to the Lender any information which is material to a lender granting a loan, and that this information is true, accurate and not misleading; and

5.1.4.	all intellectual property rights which are, or are likely to be, material to the business of the Borrower are, comprehensively and free of encumbrances, vested in the Borrower.

6.	COVENANTS

6.1.	As long as the Borrower has any outstanding obligations vis-a-vis the Lender pursuant to this Agreement, the Borrower shall not directly or indirectly take any of the following actions without the prior written consent (including via e-mail) of the Lender Majority:

6.1.1.	pay or declare any dividend or make any distribution on Shares or redeem any Shares in the share capital of the Borrower;

6.1.2.	obtain any loans; and

6.1.3.	grant a right to pledge on, sell or otherwise transfer or encumber a material part of the assets of Borrower.

6.2.	As long as the Borrower has any outstanding obligations vis-a-vis the Lender pursuant to this Agreement, the Borrower shall:

6.2.1.	provide the Lender with a copy of its financial statements, including a balance sheet, profit- and-loss account and explanatory notes in respect of the said financial year, as soon as these are available, and in any event within 6 months following the end of the financial year;

6.2.2.	inform the Lender immediately once an amendment of its Articles of Incorporation has been enacted; and

6.2.3.	upon request by the Lender, provide the Lender with all information the Lender reasonably requires from time to time.

Exh. A-4

7.	CONFIDENTIALITY

7.1.	All Confidential Information concerning the Borrower and each of the Parties, disclosed by one Party to the other Party (whether oral, written or embodied in any other form) together with this Agreement’s existence and its terms, are confidential and will only be disclosed by a Party:

i)	After having obtained the written consent of the other Party, such consent not unreasonably withheld;

ii)	On a confidential basis to an officer, employee, or professional adviser, for the purpose and within the scope of the duties of the latter;

iii)	As required by applicable law or any court or governmental agency, after consulting with the other Party to the extent reasonably possible about the form and content of the disclosure; or

iv)	As required in connection with the implementation and enforcement of this Agreement.

7. MISCELLANEOUS

This Agreement, the documents referred to or incorporated in it, and the agreements resulting therefrom constitute the whole agreement between the Parties relating to the Loan, and supersede any prior arrangements, understandings or agreements between them, oral or written, explicit or implied, in relation to the subject-matter hereby covered.

If any (or part of any) provision of this Agreement is found to be invalid, unenforceable or illegal by a competent court, the rest of the provisions of this Agreement shall remain in force. If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted or modified, that provision shall apply with whatever modification is necessary to give full effect to the intention of the Parties.

Any notice to be given by a Party pursuant to this Agreement shall be in writing (including by e-mail) and shall be sent to the address of the applicable Party as set out in the preamble to this Agreement. Each Party may change its address by giving notice to the other Party.

This Agreement may only be amended by agreement of both Parties in writing.

This Agreement shall be governed by the Laws of England and Wales. Any disputes arising from or in connection with this Agreement shall exclusively be referred to the competent court in England and Wales.

This Agreement was signed on the date first written above.

Alterola Biotech Inc.	[name of company]

Represented by:	Represented by:

[name of representative]	[name of representative]

{XX October 2022}

Exh. A-5

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Secondary Stock Purchase Agreement and Release by and among Phytotherapeutix Holdings Ltd., a United Kingdom entity (“Phyto”), Equipped4 Holdings Limited, a United Kingdom entity (“Equipped”), TPR Global Limited, a United Kingdom entity (“TPR”) (Phyto, Equipped and TPR, each, a “Seller” and collectively, the “Sellers”), Bright Green Corporation, a Delaware corporation (the “Buyer”) and Alterola Biotech Inc., a Nevada corporation (the “Company”), dated as of the date hereof, the undersigned Seller hereby sells, assigns and transfers unto the Buyer the number, class and series of issued and outstanding shares of capital stock of the Company listed as the Seller’s “Transferred Shares” on Schedule 1 hereto, standing in the name of the Seller on the Company’s books, and does hereby irrevocably constitute and appoint the Company to transfer said stock on the books of the Company with full power of substitution in the premises.

Dated: October 03, 2022

Seller

Exh. B-1

EXHIBIT C

VOTING AGREEMENT

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of October 03, 2022, is by and between Bright Green Corporation, a Delaware corporation (the “Buyer”), Phytotherapeutix Holdings Ltd., a United Kingdom entity (“Phyto”), Equipped4 Holdings Limited, a United Kingdom entity (“Equipped”) and TPR Global Limited, a United Kingdom entity (“TPR”) (Phyto, Equipped and TPR, each, a “Stockholder,” and, collectively, the “Stockholders”) of Alterola Biotech Inc., a Nevada corporation (the “Company”).

A. Buyer, Stockholders and Company are party to that certain Secondary Stock Purchase Agreement and Release, dated as of the date hereof (the “Secondary SPA”), whereby Sellers shall sell certain shares of common stock of the Company to Buyer; and

B. Each Stockholder is the Beneficial Owner (as defined below) of, and has the sole right to vote and dispose of, that number of each class of the issued and outstanding capital stock of the Company (the “Company Shares”) set forth opposite such Stockholder’s name on Schedule A hereto, which shall be the same shares as those defined as the “Remaining Shares” in the Secondary SPA; and

C. Concurrently with the entry by the Buyer, Stockholders and Company into the Secondary SPA, and as a condition and inducement to the willingness of the Buyer to enter into the Secondary SPA and incur the obligations set forth therein, Buyer has required that the Stockholders enter into this Agreement.

Accordingly, and in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1.

DEFINITIONS

For purposes of this Agreement:

“Affiliate” means, with respect to any specified Person, a Person who, at the time of determination, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. For purposes of this Agreement, with respect to a Stockholder, “Affiliate” does not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company. For the avoidance of doubt, no officer or director of the Company will be deemed an Affiliate of another officer or director of the Company by virtue of his or her status as an officer or director of the Company.

“Beneficial Owner” with respect to any securities means a Person that has Beneficial Ownership of such securities.

“Beneficially Owned” or “Beneficial Ownership” with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase “within 60 days” in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities, securities Beneficially Owned by a Person include securities Beneficially Owned by (i) all Affiliates of such Person, and (ii) all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

“Subject Shares” means, with respect to a Stockholder, without duplication, (i) the Company Shares Beneficially Owned by such Stockholder on the date hereof as described on Schedule A, (ii) any additional Company Shares Beneficially Owned or acquired by such Stockholder, including those over which such Stockholder acquires Beneficial Ownership from and after the date hereof, whether pursuant to existing stock option agreements, warrants or otherwise, and (iii) any securities converted, exchanged or reclassified into Company Shares. Without limiting the other provisions of this Agreement, in the event that the Company changes the number of Company Shares issued and outstanding prior to the Termination Date as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, combination, recapitalization, subdivision, or other similar transaction, the number of Subject Shares subject to this Agreement will be equitably adjusted to reflect such change.

“Transfer” means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, whether by operation of Law or otherwise, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” has a correlative meaning.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

ARTICLE 2.

COVENANTS OF STOCKHOLDERS

2.1 Irrevocable Proxy. Concurrently with the execution of this Agreement, each Stockholder agrees to deliver to Buyer a proxy in the form attached hereto as Exhibit A (the “Proxy”), which will be irrevocable to the extent provided therein, with respect to the Subject Shares referred to therein.

2.2 Agreement to Vote.

(a) At each and every meeting of the stockholders of the Company held prior to the Termination Date, however called, and at every adjournment or postponement thereof prior to the Termination Date, or in connection with each and every written consent of, or any other action by, the stockholders of the Company given or solicited prior to the Termination Date, each Stockholder will vote, grant its proxy or provide a consent with respect to, or shall cause the holder of record on any applicable record date to vote, grant its proxy or provide a consent with respect to, all of the Subject Shares entitled to vote or to consent thereon (i) in favor of the adoption of an agreement to effect Buyer’s acquisition of the Company or the Company’s merger into Buyer or a subsidiary of Buyer, as the case may be (a “Merger Agreement”) and Buyer’s acquisition of the Company or the Company’s merger into Buyer or a subsidiary of Buyer, as the case may be (the “Merger”), at Buyer’s sole discretion and (ii) against any amendment of the Company’s certificate of incorporation or bylaws or any other proposal or transaction involving the Company, the effect of which amendment or other proposal or transaction is to delay, impair, prevent or nullify the Merger or the transactions contemplated by the Merger Agreement or change in any manner the voting rights of any capital stock of the Company, and against any other action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company or its stockholders under the Merger Agreement. Notwithstanding any other provision of this Agreement, each Stockholder’s obligations under this Section 2.2(a) shall not extend to any modification or amendment to the Merger Agreement unless such Stockholder otherwise agrees in a subsequent writing.

(b) No Stockholder will enter into any agreement with any Person (other than Buyer) prior to the Termination Date (with respect to periods prior to or after the Termination Date) directly or indirectly to vote, consent, grant any proxy or give instructions with respect to the voting of, the Subject Shares in respect of the matters described in Section 2.2(a) hereof, or the effect of which would be inconsistent with or violate any provision contained in this Section 2.2. Any vote or consent (or withholding of consent) by any Stockholder that is not in accordance with this Section 2.2 will be considered null and void.

Exh. C-2

2.3 Revocation of Proxies; Cooperation. Each Stockholder agrees as follows:

(a) Such Stockholder hereby represents and warrants that any proxies heretofore given in respect of the Subject Shares with respect to the matters described in Section 2.2(a) hereof are not irrevocable, and such Stockholder hereby revokes any and all prior proxies with respect to such Subject Shares as they relate to such matters. Prior to the Termination Date, such Stockholder will not directly or indirectly grant any proxies or powers of attorney with respect to the matters set forth in Section 2.2(a) hereof (other than to Buyer), deposit any of the Subject Shares or enter into a voting agreement (other than this Agreement) with respect to any of the Subject Shares relating to any matter described in Section 2.2(a).

(b) Such Stockholder will provide any information reasonably requested by the Company or Buyer for any regulatory application or filing sought for such transactions.

2.4 No Transfer of Subject Shares; Publicity. Each Stockholder agrees that:

(a) It (i) will not Transfer or agree to Transfer any of the Subject Shares or, with respect to any matter described in Section 2.2(a), grant any proxy or power-of-attorney with respect to any of the Subject Shares, (ii) will take all action reasonably necessary to prevent creditors in respect of any pledge of the Subject Shares from exercising their rights under such pledge, and (iii) will not take any action that would make in a material respect any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or disabling such Stockholder from performing any of its material obligations hereunder; provided, however, that Stockholder may transfer the Subject Shares (1) to Affiliates (including, for the avoidance of doubt, if Stockholder is a corporation, partnership, limited liability company, investment fund, trust or other business entity, such investment funds or other business entities controlled or managed by, or that controls or manages, or under common management with, the Stockholder) or charitable organizations, (2) if Stockholder is an individual, to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family for estate planning purposes or for the purposes of personal tax planning, or upon the death of Stockholder, by will or intestacy, (3) if Stockholder is a corporation, partnership, limited liability company, investment fund or other business entity, as part of a disposition, transfer or distribution by the Stockholder to its equity holders, (4) if the Stockholder is a trust, to a trustor or beneficiary of the trust; (5) to a nominee or custodian of a Person or entity to whom a disposition or transfer would be permissible under this clause, or (6) to the Company in an exchange of the Subject Shares in a Company Permitted Reorganization (any such transferee permitted under clauses (1) through (5), a “Permitted Transferee”); provided, further, that any such Transfer permitted under clauses (1) through (5) shall be permitted only if, as a precondition to such Transfer, the Permitted Transferee agrees in writing to be bound by all of the terms of this Agreement.

(b) Unless required by applicable Law or permitted by the Secondary SPA or the Merger Agreement, such Stockholder will not, and will not authorize or direct any of its Affiliates, Representatives, employees or agents to, make any press release or public announcement with respect to this Agreement, the Secondary SPA or the Merger Agreement or the transactions contemplated hereby or thereby, without the prior written consent of Buyer in each instance.

Exh. C-3

ARTICLE 3.

REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF

STOCKHOLDERS

Each Stockholder represents, warrants and covenants to Buyer that:

3.1 Ownership. Such Stockholder is the sole Beneficial Owner or the record owner of the Subject Shares identified opposite such Stockholder’s name on Schedule A, and such Subject Shares constitute all of the capital stock of the Company Beneficially Owned by such Stockholder immediately following the Stockholders’ sale of the Transferred Shares (as defined in the Secondary SPA) to the Buyer pursuant to the Secondary SPA. Such Stockholder has good and valid title to all of the Subject Shares, free and clear of all Liens, claims, options, proxies, voting agreements and security interests and has the sole right to such Subject Shares, and there are no restrictions on rights of disposition or other Liens pertaining to such Subject Shares. None of the Subject Shares is subject to any voting trust or other contract with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Subject Shares.

3.2 Authority and Non-Contravention.

(a) Such Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action, and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(b) This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery of this Agreement by Buyer, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) Such Stockholder is not nor will it be required to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with the execution, delivery or performance of this Agreement or obtain any permit or approval from any Governmental Entity for any of the transactions contemplated hereby, except to the extent required by Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder.

(d) Neither the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby will directly or indirectly (whether with notice or lapse of time or both) (i) conflict with, result in any violation of or constitute a default by such Stockholder under any mortgage, bond, indenture, agreement, instrument or obligation to which such Stockholder is a party or by which it or any of the Subject Shares are bound, or violate any permit of any Governmental Entity, or any applicable Law to which such Stockholder, or any of the Subject Shares, may be subject, or violate any organizational documents of such Stockholder or (ii) result in the imposition or creation of any Lien upon or with respect to any of the Subject Shares; except, in each case, for conflicts, violations, defaults or Liens that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by such Stockholder of its obligations hereunder.

(e) Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Article II hereof and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights.

Exh. C-4

3.3 Reliance. Each Stockholder understands and acknowledges that Buyer is entering into the Secondary SPA in reliance upon the Stockholders’ execution, delivery and performance of this Agreement.

ARTICLE 4.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

Buyer represents, warrants and covenants to Stockholders that:

(a) Buyer has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(b) This Agreement has been duly and validly executed and delivered by Buyer and, assuming due authorization, execution and delivery of this Agreement by the Stockholders, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

ARTICLE 5.

DISSENTERS’ RIGHTS

5.1 Each Stockholder hereby waives and agrees not to exercise any rights of appraisal or any dissenters’ rights that Stockholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Merger.

ARTICLE 6.

TERM AND TERMINATION

6.1 This Agreement will become effective upon its execution by the Stockholders and Buyer. This Agreement will terminate upon the earliest of (a) eight months from the date of this Agreement, or (b) written notice by Buyer to the Stockholders of the termination of this Agreement (the date of the earliest of the events described in clauses (a) and (b), the “Termination Date”). Notwithstanding the foregoing, Article VII of this Agreement shall survive any termination hereof.

Exh. C-5

ARTICLE 7.

GENERAL PROVISIONS

7.1 Action in Stockholder Capacity Only. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as a record holder or Beneficial Owner, as applicable, of the Subject Shares and not in such Stockholder’s capacity as a director or officer of the Company.

7.2 No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Buyer or any of its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to the Stockholders, and neither Buyer nor any of its Affiliates will have any authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein or in the Merger Agreement.

7.3 Notices. All notices and other communications hereunder shall be in writing (including email or similar writing) and must be given:

If to Buyer, to the address and email address set forth for the Buyer on Buyer’s signature page hereto,

with a copy (which will not constitute notice) to:

Dentons US LLP
1221 Avenue of the Americas
New York, NY 10020
Attention:	Eric Berlin
Walter Van Dorn
Email:	eric.berlin@dentons.com
walter.vandorn@dentons.com

If to any Stockholder, to such Stockholder at its address or email address set forth on Schedule A,

or such other physical address or email address as a party may hereafter specify for the purpose by notice to the other parties hereto. Each notice, consent, waiver or other communication under this Agreement will be effective only (i) if given by email, when the email is transmitted to the email address specified in this Section 7.3 or (ii) if given by overnight courier or personal delivery when delivered at the physical address specified in this Section 7.3.

7.4 Further Actions. Upon the request of any party to this Agreement, the other party will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement. Each Stockholder hereby agrees that Buyer may publish and disclose in any filing made by the Buyer with the Securities and Exchange Commission (“SEC”) relating to the Merger Agreement or the transactions contemplated thereby (including all documents and schedules filed with the SEC) such Stockholder’s identity and ownership of Subject Shares and the nature of such Stockholder’s commitments, arrangements, and understandings under this Agreement and may further file this Agreement as an exhibit to any filing made by the Buyer with the SEC relating to the Merger Agreement or the transactions contemplated thereby.

7.5 Entire Agreement and Modification. This Agreement, the Proxy, the Secondary SPA and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to its subject matter and constitute (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except by a written document executed by the party against whose interest the modification will operate. The parties will not enter into any other agreement inconsistent with the terms and conditions of this Agreement, the Proxy or the Secondary SPA, or that addresses any of the subject matters addressed in this Agreement, the Proxy or the Secondary SPA.

Exh. C-6

7.6 Drafting and Representation. The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there will be no presumption that any ambiguities in this Agreement will be resolved against any party. Any controversy over construction of this Agreement will be decided without regard to events of authorship or negotiation.

7.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

7.8 No Third-Party Rights. No Stockholder may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Buyer. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of each of the respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns of any Stockholder and the successors and permitted assigns of Buyer. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section 7.8.

7.9 Enforcement of Agreement. Each Stockholder acknowledges and agrees that Buyer could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by any Stockholder could not be adequately compensated by monetary damages. Accordingly, each Stockholder agrees that, (a) it will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (b) in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, Buyer will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

7.10 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement, the Proxy or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement, the Proxy or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement, the Proxy or the documents referred to in this Agreement.

Exh. C-7

7.11 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to that body of laws pertaining to conflict of laws which would result in the applicability of the law of any other state.

7.12 Choice of Forum. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York in each case located in the City of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

7.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which, taken together, will constitute one and the same instrument. An electronic copy of a party’s signature (including signatures in Adobe PDF or similar format) shall be deemed an original signature for purposes hereof.

7.14 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses.

7.15 Headings; Construction. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) “it” or “its” or words denoting any gender include all genders and (c) the word “including” means “including without limitation,” whether or not expressed.

[Signature page follows]

Exh. C-8

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

BUYER:

BRIGHT GREEN CORPORATION

By:
Name:
Title:

Address:

Email Address:

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

STOCKHOLDERS:

INDIVIDUAL:	PARTNERSHIP, CORPORATION,
LLC, TRUST OR OTHER ENTITY:

PHYTO

By:
(Print Name)
Name:

Title:
(Signature)
Address:

Email Address:
(Jurisdiction of Residence)
EQUIPPED

By:

Name:

Title:

Address:

Email Address:

TPR

By:

Name:

Title:

Address:

Email Address

Signature Page to Voting Agreement

SCHEDULE A

Name and Contact Information of Stockholder	Company Shares Beneficially Owned by such Stockholder
Phytotherapeutix Holdings Ltd. Address: Bretton House, Bell Meadow Business Park, Park Lane, Pulford, Chester, United Kingdom, CH4 9EP Attention: Mr. Colin Stott Email: cs@alterolabio.com	112,746,006

Equipped4 Holdings Limited Address: Bretton House, Bell Meadow Business Park, Park Lane, Pulford, Chester, United Kingdom, CH4 9EP Attention: Mr. Dominic Schiller Email: ds@alterolabio.com	112,746,006

TPR Global Limited Address: Bretton House, Bell Meadow Business Park, Park Lane, Pulford, Chester, United Kingdom, CH4 9EP Attention: Mr. Timothy Rogers Email: tr@alterolabio.com	112,746,006

EXHIBIT A

IRREVOCABLE PROXY

From and after the date hereof and until the Termination Date (as defined below), on which date this irrevocable proxy (the “Proxy”) will terminate and be of no further force or effect, the undersigned stockholder (“Stockholder”) of ALTEROLA BIOSCIENCES, INC., a Nevada corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by Nevada law) grants to, and appoints, BRIGHT GREEN CORPORATION, a Delaware corporation (the “Buyer”), and any designee of Buyer, and each of them individually, as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and re-substitution, to vote the Subject Shares (as defined in the Voting Agreement) or to issue instructions to the record holder to vote the Subject Shares, or grant a consent or approval in respect of the Subject Shares or issue instructions to the record holder to grant a consent or approval in respect of the Subject Shares, in a manner consistent with Section 2.2 of the Voting Agreement (as defined below). For the avoidance of doubt, this appointment of Proxy only applies to the matter of voting upon the aspects regarding the “Merger” and “Merger Agreement” (as defined in the Voting Agreement). It does not apply to the Stockholder’s voting on any other business matters pertaining to the Company. This Proxy and its continuance of grant is contingent upon BRIGHT GREEN CORPORATION ensuring that the terms of the deal for the complete acquisition of Alterola Biotech Inc. are of no less value than as specified in the BRIGHT GREEN CORPORATION Press Release dated August 30, 2022 and the terms of the signed Letter of Intent (dated August 25, 2022) between the Company and the Buyer where the valuation of the Company was determined to be US$50 million. Subject to confirmation of each Company shareholder qualifying as an “accredited investor”, it is anticipated that the balance of the Enterprise value of the Company will be paid as 20% of each shareholding in cash and the remaining 80% in BRIGHT GREEN CORPORATION stock, but the combination of stock and cash to be paid as consideration may be subject to change as required by law and following the assessment and qualification of each shareholder. For the avoidance of doubt, the final division of payment may be altered in order to comply with applicable law, including based on whether any Company shareholders are determined not to meet the requirements of being an “accredited investor”, and the balance of the consideration will be determined following this assessment and included in the definitive agreement prior to close of a Merger.

Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Subject Shares relating to the voting rights expressly provided herein pertaining to the “Merger” and “Merger Agreement” are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Subject Shares relating to such voting rights pertaining to the “Merger” and “Merger Agreement” at any time prior to the Termination Date, on which date this proxy will terminate and be of no further force or effect.

This Proxy is irrevocable, is coupled with an interest and is granted pursuant to that certain Voting Agreement (as amended from time to time, the “Voting Agreement”) of even date herewith, by and among Buyer and Stockholder, and is granted in consideration of Buyer entering into the Merger Agreement (as defined in the Voting Agreement). As used herein, the term “Termination Date,” and all capitalized terms used herein and not otherwise defined, will have the meanings set forth in the Voting Agreement. The Stockholder agrees that this Proxy will be irrevocable until the Termination Date, on which date this proxy will terminate and be of no further force or effect, and is coupled with an interest sufficient at law to support an irrevocable proxy and given to Buyer as an inducement to enter into the Merger Agreement and, to the extent permitted under applicable law, will be valid and binding on any Person to whom Stockholder may transfer any of his, her or its Subject Shares whether as permitted by or in breach of the Voting Agreement. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Termination Date, on which date this Proxy will terminate and be of no further force or effect, to act as the undersigned’s attorney and proxy to vote the Subject Shares, and to exercise all voting and other rights of the undersigned with respect to the Subject Shares (including, without limitation, the power to execute and deliver written consents pursuant to Nevada law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting in a manner consistent with Section 2.2 of the Voting Agreement. Provided, however, that this Proxy will not limit the right of any Stockholder to vote at any meeting or to act by written consent in a manner consistent with the Voting Agreement.

This Proxy will be binding upon the heirs, estate, executors, personal representatives, successors and assigns of Stockholder (including any transferee of any of the Subject Shares), and all authority herein conferred or agreed to be conferred will survive the death or incapacity of the Stockholder.

If any provision of this Proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof will, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction will not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof will not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Proxy. Each provision of this Proxy is separable from every other provision of this Proxy, and each part of each provision of this Proxy is separable from every other part of such provision.

With respect to any Subject Shares that are Beneficially Owned (as defined in the Voting Agreement) by the Stockholder but are not held of record by the Stockholder, the Stockholder shall take all action necessary to cause the record holder of such Subject Shares to grant the irrevocable proxy and take all other actions provided for in this proxy with respect to such Subject Shares.

(Signature page follows)

2

Dated: October 03, 2022

INDIVIDUAL:	PARTNERSHIP, CORPORATION,
LLC, TRUST OR OTHER ENTITY:

PHYTO

By:
(Print Name)
Name:

Title:
(Signature)
Address:

Email Address:
(Jurisdiction of Residence)
EQUIPPED

By:

Name:

Title:

Address:

Email Address:

TPR

By:

Name:

Title:

Address:

Signature Page to Irrevocable Proxy